EMPLOYMENT AGREEMENT - 1
                                                    Exhibit 10(g)
                      EMPLOYMENT AGREEMENT


           THIS EMPLOYMENT AGREEMENT, dated the 12th day of April, 1999, is by and between IDAHO POWER COMPANY, an
Idaho corporation with its principal place of business at 1221 West Idaho Street, Boise, Idaho (the "Company") and MARLENE WILLIAMS, an individual residing in Glendale, Arizona (the "Executive").
                           WITNESSETH
           WHEREAS, the Company desires to retain the services of Executive as the Vice President of Human Resources, and Executive desires to perform such services for the Company on the terms and conditions set forth herein;
           WHEREAS, Executive represents and Company acknowledges that Executive is fully qualified, without the benefit of any further training or experience, to perform the responsibilities and duties, with commensurate authorities, of the position of Vice President of Human Resources of the Company; and
           WHEREAS, Executive agrees to devote her full time and business effort, attention and energies to the diligent performance of her duties hereunder;
           NOW, THEREFORE, Company and Executive, intending to be legally bound, covenant and agree as follows:
1.   TERMS OF EMPLOYMENT
          (a) Subject to satisfactory completion of pre-employment drug testing and background verification, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.
          (b) The employment of the Executive by the Company shall be for a three (3) year term for the period commencing  on  April  12, 1999 ("Date  of  Hire")  and
          continuing until April 11, 2002 (the "Term") unless sooner terminated as provided in Section 4. Following the completion of the Term, this Agreement will be extended on a year to year basis unless and until the Company gives notice to the Executive to terminate upon not less than thirty days notice prior to the end of a contract year or the Agreement is sooner terminated as provided in Section 4. Under this Agreement, following the completion of the Term, a Contract Year shall be a calendar year except for the first calendar year which will commence on April 12, 2002, and end on December 31, 2002. The second calendar year will commence on January 1, 2003.
          (c) The duties of Executive shall be as determined by the Board, by executive management, including the President and Chief Executive Officer and the Senior Vice President - Administration and in accordance with this Employment Agreement. Without limiting the generality of the foregoing, Executive shall report to and advise the Senior Vice President - Administration regarding the Human Resource matters of the Company.
          Executive  agrees  to  devote her  full  time  business
          efforts, attention and energies to the diligent performance of her duties hereunder and will not, during the term hereof, accept employment from any other person, firm, corporation, governmental agency or other entity, provided, however, Executive may devote reasonable amounts of time to activities of a public service, civic, or not-for-profit nature. The Executive shall perform and discharge, faithfully, diligently, and to the best of her ability her duties and responsibilities. The Executive shall adhere to all policies and working rules of the Company, IDACORP and applicable policies of Affiliates.
          (d) Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity and allegiance to and shall act at all times in the best interests of the Company and to do no act which would injure the Company's business, its interests, or its reputation. It is agreed that any direct or indirect interest in, connection with or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Company, or any of its Affiliates, involves a possible conflict of interest. In keeping with Executive's fiduciary duties to the Company, Executive agrees that Executive shall not knowingly become involved in a conflict of interest with the Company, or its Affiliates, and upon discovery of any conflict, shall not allow such a conflict to continue. Moreover, Executive agrees that Executive shall disclose to the Company's General Counsel any facts which might involve such a conflict of interest. The Company and Executive recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "conflict of interest", including the definition set forth in the Company's Business Conduct Guide or Ethics Policy. Moreover, the Company and Executive recognize there are many borderline situations. In some instances, full disclosure of facts by Executive to the Company's General Counsel may be all that is necessary to enable the Company or its Affiliates to protect their interests. In others, if no improper motivation appears to exist and the interests of the Company, or its Affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for the Company to terminate the employment relationship with Executive. The Company and Executive agree that the Company's determination as to whether a conflict of interest exists shall be conclusive. The Company reserves the right to take such action as, in its judgment, will end the conflict of interest.
2.   COMPENSATION, EXPENSES AND OTHER PAYMENTS
     Company shall pay, or provide, and Executive shall accept as full consideration for her services to be rendered hereunder, and as a reimbursement or provision for expenses incurred by her, the following:
          (a)  Base Salary
           An  annual  salary of $125,000, payable in  twenty-six
(26) equal payments during each year of this Employment Agreement, provided, however, that effective January 1 of each year beginning in 2000, Executive's annual compensation may be increased in accordance with the provisions for salary increases set forth in subsection b. below. Executive's minimum total compensation, which in no event may be reduced in whole or in part, shall be the annual salary at the rate of compensation received by Executive for any given period of time or at the time of Executive's termination.
          (b)  Annual Adjustments - Base Salary
          Annual performance reviews will determine annual salary increases to which Executive will be entitled effective January 1, 2000, based upon Company's then current Executive Compensation programs as approved by the Compensation Committee of the Board of Directors.
          (c)  Incentive Compensation - Annual
                    (i)  1999
           Executive shall participate in the 1999 Executive Incentive plan. The Target Incentive percentage is 15 percent of Executive's Base Salary with a potential maximum of 30 percent. Because Executive will not have worked for the entire calendar year 1999, Executive's award determination under the 1999 Executive Incentive Plan will be made on a pro-rata basis.


                    (ii) Term of Agreement
           During the Term of this Agreement, unless sooner terminated, Executive shall be entitled to participate in the Company's Executive Incentive Plan and any successor Plans thereto, in accordance with the terms thereof.
          (d)  Incentive Compensation - Long Term
                    (i)  1999
          The Company implemented a Restricted Stock Plan in 1995 as an equity-based long-term incentive plan. A grant under the Plan was made to all officers in January of 1999 with a three-
year restricted period beginning January 1, 1999 and ending December 31, 2001, with a single financial goal of Cumulative Earnings Per Share ("CEPS"). The restricted stock grant percentage (a percentage of base salary converted into shares of stock based upon the closing price for a share of IDACORP common stock on December 31, 1998) for the position of Vice President - Human Resources is a target percentage of 20 percent. However, under the terms of the Plan, to be eligible to receive a final share award, each officer must be employed as an officer during the entire restricted period. Because Executive will not have been employed during the entire restricted period, the Company shall establish a Stock Equivalent equal to the grant Executive would have received under the Plan for 1999 based upon a Base Salary of $125,000 with a target percentage of 20 percent as follows:
                RESTRICTED STOCK PLAN EQUIVALENT
                   1999-2001 RESTRICTED PERIOD
                        MARLENE WILLIAMS

                                                1999 Grant Shares
    Title   Name             Target Base Salary Min  Target  Max
 V.P.-Human Marlene Williams   20%   $125,000   345    691  1,036
  Resources

 Goal - 1999-2001 Restricted Period (Cumulative Earnings
        Per Share)                              $6.90 $7.05 $7.20
 Based upon  IDACORP  Common  Stock closing price on December 31,
 1998 of $36.1875.

           Effective on the Date of Hire, the Company shall establish, in Executive's name, a Stock Equivalent of 691 shares of IDACORP Common Stock. Executive shall be entitled, during the three-year restricted period, to receive dividend equivalents on such Stock Equivalents, which is the right to be paid an amount equal to any and all cash dividends declared on an equal number of outstanding shares of IDACORP common stock (Dividend Equivalent). Such Dividend Equivalent shall be paid to Executive in cash at the same time cash dividends are paid to IDACORP common shareholders. At the conclusion of the three-year restricted period, Executive shall be paid in cash an amount equal to the Stock Equivalents awarded to Executive under the terms of the Restricted Stock Plan. This allocation shall be unfunded, and the interest of Executive therein is unsecured and shall be subject to the general creditors of the Company. The payment of Stock Equivalents and Dividend Equivalents is subject to the condition that Executive be, on the date of payment, in the employ of the Company, except that Executive shall receive payment if Executive's employment is terminated by reason of death or Disability.
                    (ii) Term of Agreement
           During the Term of this Agreement, unless sooner terminated, Executive shall be entitled to participate in the Company's Restricted Stock Plan and any successor Plans thereto in accordance with the terms thereof.
          (e)  Expenses
           Company agrees to reimburse Executive for ordinary and necessary expenses incurred by her in performing services for Company pursuant to the terms of this Employment Agreement and in accordance with established Company policies.
          (f)  Other Payments
                    (i)  Signing Bonus
           On the date of hire (April 12, 1999) the Company will pay Executive the sum of $15,000 as consideration for executing this Employment Agreement.
                    (ii) Stock Buy Out
                                   On or about December 31, 1999,
                    the  Company will pay Executive, if Executive
                    is  still  employed by Company,  the  sum  of
                    $15,000 for the opportunity Executive lost to
                    receive  a  restricted  stock  award  of  400
                    shares at approximately $37.00 per share  for
                    the calendar year 1999.
                                   On or about December 31, 2000,
                    the  Company will pay Executive, if Executive
                    is  still  employed by Company,  the  sum  of
                    $7,500 for the opportunity Executive lost  to
                    receive a restricted stock award for the year
                    2000.
3.   OTHER BENEFIT MATTERS
          (a)  Flexible Time Off
           Flexible Time Off (FTO) hours are accrued each bi-weekly pay period. These hours provide compensated time off for vacation, personal illness, illness of a family member or other personal business. The accrual rate is based on length of service. New employees are entitled to accrue at the rate of three weeks per year. The Company will front load four weeks of FTO for Executive, and Executive shall, beginning on the Date of Hire, accrue FTO at the rate of 4.62 hours per bi-weekly pay period (120 hours per year) with a maximum accumulation of 360 hours.
          (b) Relocation. The following relocation expenses will be paid by the Company:
          (i) One preview trip with spouse and child, and one house-hunting trip with family, for a combined maximum of eight days allowed for the two trips. One-time transportation for the entire family from Glendale, Arizona to Boise, Idaho.
          (ii) Moving of household goods, including two vehicles, plus packing and unpacking. Boats, campers, bulk foods, livestock, building materials, etc. are not included. Storage of household goods not to exceed 90 days.
                     (iii)     Temporary housing as required  for
               up to 90 days, or a $4,500 moving allowance. Family meal expenses will be paid during travel to Boise and for a period of one week upon arrival in Boise. Subsequent meal expenses are not covered. Meal expenses do not include, tobacco, alcoholic beverages, barbecue grills, propane, medicine, or similar non-food related expenses.
          (iv) Reimbursement of closing costs on the sale of current residence and on the purchase of a residence in Boise. Closing costs include Realtor's fees, loan origination fees and related closing expenses only. Gains and losses on the sale (market value) of an existing home, loan "points" paid, and similar non-closing related costs are not covered. In the event Executive has been unable to sell her home in Glendale within 90 days of putting it up for sale, the Company will turn the property over to the company with which it has home purchase arrangements.
          (v) Expenses not specifically outlined above are not covered by the Company. The employee's wages will be "grossed up" for income taxes on all relocation expenses which may impact the employees taxable income.
          (c)  Retirement Benefits
           Annual retirement benefits for officers are payable under the Company Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Company Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). Generally, total retirement benefits from the Retirement Plan and Security Plan will range from 60 percent to 75 percent (after ten to fifteen years of employment at a senior manager or officer level) of participant's average salary plus short-term incentive bonus in the highest five consecutive years in the last ten years of employment before retirement with a normal retirement coming at age 62. The principal element in the retirement benefits at the Company is the Security Plan. Eligibility in the Security Plan is limited to key employees that are designated by the Company. The Company shall designate Executive as a participant in the Security Plan upon the Date of Hire. Under the Security Plan, the retirement percentage equals six percent for each year of the first ten years and one percent for each year thereafter with a maximum retirement percentage of 75 percent. Each participant in the Security Plan is immediately vested. As further consideration for entering into this Agreement Executive shall, upon the Date of Hire, be credited with one year of service under the Security Plan. As a result, at the completion of the three year term of this Employment Agreement, Executive will have a retirement percentage of 24 percent (6 percent for each year of the three year term plus the 6 percent credit).
      (d) Nothing contained herein shall affect the Company's ability to alter, amend, modify, add to, delete or terminate any of the Company's employee benefit plans, policies or programs; provided, however, that the Company may take no such action which would have the effect of reducing or eliminating any benefit, right or feature which the Executive shall have as of the time of such action unless the Company's action applies equally to all executive officers participating in such plan, policy or program.

4.   TERMINATION OF EMPLOYMENT
           Unless terminated in accordance with the following provisions of this Section 4, the Company shall continue to employ Executive and Executive shall continue to work for the Company, during the Term of this Agreement.
     (a)  Death or Disability
                  Executive's    employment    shall    terminate
          automatically upon Executive's death during the Term of
          this  Agreement.   The  Company shall  be  entitled  to
          terminate Executive's employment because of Executive's
          Disability  during  the  Term  of  this  Agreement   in
          accordance with the Company's long-term disability plan as in effect immediately prior to the Hire Date ("Disability").
          (b)  By the Company
                     (i)   The  Company may terminate Executive's
               employment  during the Term of this Agreement  for
               Cause or without Cause.
                     (ii) Cause shall mean (A) a material default
               or  other  material  breach by  Executive  of  her
               obligations under this Agreement, (B)  failure  by
               Executive  diligently and competently  to  perform
               Executive's  duties under this  Agreement,  or  as
               prescribed  by the Company, (other than  any  such
               failure resulting form Executive's incapacity  due
               to  physical or mental illness or any such  actual
               or  anticipated failure after the  issuance  of  a
               Notice of Termination for Good Reason by Executive
               pursuant to Subsection 4(d) after a written demand
               for   substantial  performance  is  delivered   to
               Executive   by   the  Senior  Vice   President   -
               Administration,    which    demand    specifically
               identifies  the manner in which Company management
               believes  that  Executive  has  not  substantially
               performed   Executive's  duties)  (C)  misconduct,
               dishonesty,  insubordination,  (D)  any   act   by
               Executive  detrimental to the  good  will  of  the
               Company or damaging to the Company's relationships
               with  its  customers, suppliers or employees,  (E)
               Executive's final conviction of a felony or  of  a
               misdemeanor  involving  moral  turpitude,  or  (F)
               Executive's involvement in a conflict of  interest
               as  referenced  in Subsection 1(d) for  which  the
               Company   makes  a  determination   to   terminate
               Executive's employment.
          (c)  By Executive
          (i) Executive may terminate employment for Good Reason or, upon six months' prior written notice, without Good Reason.
           (ii) "Good Reason" means the occurrence (without Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected within thirty days of the Notice of Termination given in respect thereof:
                (A)   the Company assigns any duties to Executive
which  are  materially  inconsistent with  Executive's  position,
duties,   offices,  responsibilities  or  reporting  requirements
immediately prior to a Change in Control; or
                (B)   the Company reduces Executive's base salary
as in effect immediately prior to a Change in Control; or
                (C)   the Company discontinues any bonus or other
compensation plan or any other benefit, stock ownership plan, restructured stock plan, stock option plan, life insurance plan, health plan, disability plan or similar plan (as the same existed immediately prior to the Change in Control) in which Executive participated or was eligible to participate in immediately prior to the Change in Control and in lieu thereof does not make available plans providing at least comparable benefits; or
                (D)   the  Company takes action  which  adversely
affects Executive's participation in, or eligibility for, or materially reduces Executive's benefits under, any of the plans described in (C) above, or deprives Executive of any material fringe benefit enjoyed by Executive immediately prior to the Change in Control, or fails to provide Executive with the number of paid vacation days to which Executive was entitled in accordance with this Employment Agreement immediately prior to the Change in Control; or
               (E)  the Company requires Executive to be based at
any office or location other than one within a 50-mile radius of the office or location at which Executive was based immediately prior to the Change in Control; or
               (F)  the Company purports to terminate Executive's
employment  otherwise  than  as  expressly  permitted   by   this
Agreement; or
                (G)   any  purported termination  of  Executive's
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection 4(d); for purposes of this Agreement, no such purported termination shall be effective.
           Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacity due to
physical   or   mental  illness.   Except  as   provided   below,
Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. No such event described hereunder shall constitute Good Reason unless Executive has given written notice to the Company specifying the event relied upon for such termination within two (2) months, (but in no event beyond the Term of this Agreement) from the occurrence of such event.
     (d)  Termination Procedures.
           (i) Notice of Termination. Any purported termination of Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Subsection
11(a)  hereof.   For  purposes of this Agreement,  a  "Notice  of
Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's em ployment under the provision so indicated.
                (A)   Terminations for Cause. A  Notice of  Termi
nation  for Cause shall specify in reasonable detail the specific
provision(s)   in   this  Agreement  and  the   event(s)   and/or
performance   matters  relied  upon  as  the   basis   for   such
termination.
                (B)   Termination for Good Reason.  A  Notice  of
Termination for Good Reason shall specify in reasonable detail the specific provision(s) in this Agreement and the event(s) relied upon as the basis for such termination.
          (ii) Date of Termination. Except as otherwise provided in Section 9 of this Agreement, "Date of Termination," with respect to any purported termination of Executive's employment during the Term of this Agreement, shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such thirty (30) day period), and (B) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company for other than Cause, shall not be less than thirty (30) days and, in the case of a termination by Executive other than for Good Reason, shall not be less than six (6) months, from the date such Notice of Termination is given).
          (iii) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an
attempt  to  enforce  any  right  under  or  provision  of   this
Agreement.
5.   OBLIGATIONS OF THE COMPANY UPON TERMINATION
      (a) By the Company other than for Cause, Death or Disability, or by Executive for Good Reason.
          (i) If, during the Term of this Agreement, the Company terminates Executive's employment other than for Cause, death, or Disability, or Executive terminates her employment for Good Reason,
               (A)  the Company shall pay or provide to Executive
within 5 business days the Accrued Obligations (as that term is defined in subsection 5(b) below);
                (B)  the Company shall continue to pay or provide
to Executive, commencing with the month in which the Date of Termination shall have occurred and ending on the last day of the Term of the Agreement (the "Severance Period") (paid in the same form and at the same time as would have been paid had Executive's employment not terminated), (1) Executive's Annual Base Salary (at the same level that was being paid to Executive on the Date of Termination or, if higher, at the time of the Change in Control) and (2) an annual Incentive Compensation equal to the highest earned by Executive over the three years preceding the Date of Termination (or, if higher, over the three years preceding the date of the Change in Control); and
                (C)  during the Severance Period, Executive shall
be entitled to all health and welfare benefits under the Company's welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), as if Executive were still employed during such period, at the same level of benefits and at the same dollar cost to
Executive  as  is  available  to all of  the  Company's  officers
generally.   If and to the extent that equivalent benefits  shall
not be payable or provided under any such plan(s), the Company shall pay or provide equivalent benefits on an individual basis. The health and welfare benefits provided in accordance with this subsection shall be reduced by any comparable benefits provided by another employer.
           (ii) In lieu of the benefits provided under 5(a)(i), if, within the 36-month period following a Change in Control, the Company terminates Executive's employment, other than for Cause, death, or Disability, or Executive terminates her employment for Good Reason,
               (A)  the Company shall pay or provide to Executive
the payments and benefits set forth in subparagraph 5(a)(i); provided, however, that for purposes of subsections 5(a)(i)(B) and (C), the Severance Period shall terminate 18 months following the month in which the Date of Termination shall have occurred rather than on the last day of the Term of the Agreement; and
                (B)   the Company shall pay Executive a severance
benefit, payable in eighteen equal monthly installments, equal to eighteen months' base salary, plus the greater of (i) one and one-half times the most recent annual incentive compensation or (ii) one and one-half times the average annual incentive compensation for the three prior years. In addition, Executive will be entitled to continue participation in the Company's benefit plans for an eighteen month period, provided, however, that such benefit continuation will terminate upon Executive's coverage under comparable plans. The payments and benefits continuation provided to Executive by the Company pursuant to this subsection will be in full and complete satisfaction (except as provided in subsection (C) below) of any and all obligations owing to Executive pursuant to this Agreement.
                (C)   It is the intention of the parties to  this
Agreement that no severance benefits hereunder will be paid to the extent that such benefits (either alone or when aggregated with other benefits contingent on a Change in Control paid to or for benefit of Executive) constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code
of  1986,  as  amended  (the  "Code").   Accordingly,  under  the
circumstances  set forth below, severance benefits payable  under
this   Agreement  shall  be  subject  to  the  following  ceiling
notwithstanding anything in this Agreement to the contrary:   The
"aggregate present value" of severance benefits payable under this Agreement which, together with all other payments to
Executive   or  for  Executive's  benefit,  would  be  "parachute
payments" if their "aggregate present value" equaled or exceeded 300% of Executive's "base amount" shall in no event exceed 295% of Executive's "base amount" (within those terms' meaning under
Section 280G of the Code).
                (D)   The determination of any reduction  in  the
payments under this Agreement or in payments made other than pursuant to this Agreement, pursuant to the foregoing proviso, including apportionment among specific payments and benefits, shall be made by Executive in good faith, and such determination
shall  be  conclusive  and binding on the Company.   The  Company
shall make the calculations referred to above within thirty days following the termination of Executive's employment and shall provide such calculations and the basis therefor to Executive
within  such  period.   In  the  event  the  foregoing  limit  is
exceeded, Executive shall give notice to the Company within 20 days of Executive's receipt of such calculations and related information of Executive's determination of the reduction of benefits.
      The  payments and benefits provided pursuant to  Subsection
(a) of Section 5 are intended as liquidated damages for a termination of Executive's employment by the Company other than for Cause, death, or Disability or for the actions of the Company leading to a termination of Executive's employment by Executive for Good Reason, and shall be the sole and exclusive remedy therefor.
           (ii) For purposes of this Agreement, "Change in Control" shall mean the earlier of the following to occur:
                 (A)   the  dissolution  or  liquidation  of  the
Company;
                (B)  a reorganization, merger or consolidation of
the   Company  with  one  or  more  unrelated  corporations,   if
immediately after the consummation of such transaction less than a majority of the board of directors of the surviving corporation is comprised of Continuing Directors. Continuing Director shall mean (i) each member of the Board of Directors of the Company, while such person is a member of the Board, who is not the other party to the transaction, an Affiliate or Associate (as these terms are defined in the Exchange Act) of such other party to the transaction, or a representative of such other party or of any such Affiliate or Associate, and was a member of the Board immediately prior to the initial public announcement of a proposal relating to a reorganization, merger or consolidation involving such other party, or an Affiliate or Associate of such other party or (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board, who is not the other party to the transaction, or an Affiliate or Associate thereof, or a representative of such other party to the transaction or of any such Affiliate or Associate, if such person's nomination for election to the Board is recommended or approved  by  two-thirds  of  the Continuing  Directors  then  in office;
                 (C)   the  sale,  exchange,  transfer  or  other
disposition of shares of the common stock of the Company (or shares of the stock of any person that is a shareholder of the Company) in one or more transactions, related or unrelated, to one or more Persons unrelated to the Company if, as a result of such transactions, any Person (or any Person and its affiliates) owns more than twenty percent (20%) of the voting power of the outstanding common stock of the Company; or
                (D)   the  sale of all or substantially  all  the
assets of the Company.
           (iii) The Company is in the process of preparing Severance Agreements for Company officers. To the extent that the provision(s) of such Severance Agreements are more beneficial
to   Executive  than  the  corresponding  provision(s)  of   this
Employment Agreement, Executive shall be entitled to be offered and to execute the Severance Agreement.
      (b) Death or Disability. If Executive's employment is terminated by reason of Executive's death or Disability during the Term of this Agreement, the Company shall pay to Executive or, in the case of Executive's death, to Executive's designated
beneficiaries   (or,  if  there  is  no  such   beneficiary,   to
Executive's estate or legal representative) in a lump sum in cash within 30 days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of Executive's Annual Base Salary through the Date of Termination that has not yet been paid; (2) with respect to Incentive Compensation (i) Incentive Compensation - Annual - set forth in Subsection 2(c) of this Agreement, an amount representing the Annual Incentive Compensation for the year that would otherwise vest and/or become payable within the year in which the Date of Termination occurs, computed by assuming that the amount of all such Incentive Compensation would be equal to the amount of such Incentive Compensation that Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period and incentives under the Plan shall be governed by the rules of the Plan; (ii) Incentive Compensation - Long Term - set forth in Subsection 2(d) of this Agreement, the shares will vest, if at all, at the conclusion of the Restricted Period in accordance with the provisions of the Plan with the number of shares reduced pro rata based on the number of whole months having elapsed during the Restricted Period before the death or disability; (3) any accrued but unpaid Incentive Compensation and vacation pay; and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.
     (c)  By the Company for Cause or by Executive other than for
Good  Reason.   If  Executive's employment is terminated  by  the
Company for Cause during the Term of this Agreement, the Company shall pay Executive the Annual Base Salary through the Date of Termination to the extent not yet paid, and the Company shall have no further obligations under this Agreement, except as
specified   in   Section  6  below.   If  Executive   voluntarily
terminates  employment during the Term of  this  Agreement  other
than   for  Good  Reason,  the  Company  shall  pay  the  Accrued
Obligations to Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement, except as specified in Section 6 below.
      (d) Notwithstanding any provision herein to the contrary, the Company shall not have any obligation to pay any amount or provide any benefit under this Section 5 unless and until the Executive executes a release of the Company, its affiliates and related parties, in such form as the Company may reasonably request, of all claims against the Company, its affiliates and related parties relating to the Executive's employment and termination thereof.
6.   NON-EXCLUSIVITY OF RIGHTS
      Except as provided in Sections 1 and 3 of this Agreement, nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates for which Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its Affiliates. Vested benefits and other amounts that Executive is otherwise entitled to receive under any other plan, policy, practice, or program of, or any contract or agreement with, the Company or any of its Affiliates on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract, or agreement, as the case may be, except as explicitly modified by this Agreement.
7.   FULL SETTLEMENT
      The Company's obligation to make the payments provided  for
in,   and  otherwise  to  perform  its  obligations  under,  this
Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Company, or otherwise.
8.   NON-COMPETITION PROVISION AND CONFIDENTIAL INFORMATION
      (a) Without prior written consent of the Company, during the period of Executive's employment with the Company and for 12
months   thereafter,  Executive  shall  not,  as  a  shareholder,
officer, director, partner, consultant, or otherwise, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns or Affiliates thereof or undertake any action which would be injurious to the Company or its Affiliates or assist the Company's or its Affiliates' competitors; provided, however, that Executive's ownership of less than five percent of the issued and outstanding voting securities of a publicly traded company shall not be deemed to constitute such competition. A business or enterprise is deemed to be "in competition" if it is engaged in any material business in any state of the United States in which the Company or any of its Affiliates operates at the "applicable
time."   "Applicable  time"  means  (i)  during  the  period   of
Executive's employment hereunder, the specific date, and (ii) after the Date of Termination, the Date of Termination.
      (b) Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses that Executive obtains during Executive's employment by the Company or any of its Affiliates and that is not public knowledge (other than as a result of Executive's violation of this Section 8) ("Confidential
Information").   Executive  shall not  communicate,  divulge,  or
disseminate Confidential Information at any time during or after Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.
      (c)   (i)   Executive acknowledges that if Executive  shall
breach or threaten to breach any provision of this Section 8, the damages to the Company and its Affiliates may be substantial, although difficult to ascertain, and money damages will not afford the Company and its Affiliates an adequate remedy. Therefore, if the provisions of this Section 8 are violated, in whole or in part, the Company and its Affiliates shall be entitled to specific performance and injunctive relief, without prejudice to other remedies the Company and/or its Affiliates may have at law or in equity.
          (ii) If any term or provision of this Section 8, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this
Section 8, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Section 8 shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope, or area, it is expressly agreed that such provision shall be reformed to the maximum degree that would not render it unenforceable.]
9.   SUCCESSORS; BINDING AGREEMENT
      The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
10.  ARBITRATION
      Any dispute or controversy between the parties relating to this Agreement (except any dispute relating to Section 8 hereof) or relating to or arising out of Executive's employment with the Company, shall be settled by binding arbitration in the City of Boise, State of Idaho, pursuant to the governing rules of the
American Arbitration Association and shall be subject to the provisions of the Uniform Arbitration Act, Idaho Code, Sections 7-
901,  et.  seq.   Judgment upon the award may be entered  in  any
court of competent jurisdiction. Notwithstanding anything herein to the contrary, if any dispute arises between the parties under
Section 8 hereof, or if the Company makes any claim under paragraph 6, the Company shall not be required to arbitrate such dispute or claim but shall have the right to institute judicial proceedings in any court of competent jurisdiction with respect to such dispute or claim. If such judicial proceedings are instituted, the parties agree that such proceedings shall not be
stayed   or  delayed  pending  the  outcome  of  any  arbitration
proceedings hereunder.
11.  MISCELLANEOUS
     (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by certified mail, postage prepaid, addressed as follows:
               If to the Company:  J. LaMont Keen
                                   Senior Vice President -
                                   Administration
                                   Idaho Power Company
                                   P. O. Box 70
                                   Boise, Idaho   83707

               If to Executive:    Marlene Williams

                                   (Address  to be  provided at a
                                   later date)
or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.
     (b) This Agreement constitutes the entire agreement between the parties hereto with respect to Executive's employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to Executive's employment with the Company.
      (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
      (d) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to an Affiliate) or by Executive.
     (e) If any provision of this Agreement, or portion thereof, is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.
      (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.
     (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     (h) Executive represents and warrants that Executive is not party to any agreement which would prohibit Executive from entering into this Agreement or performing fully Executive's obligations hereunder.
      (i) The obligations of Executive set forth in Section 8 represent independent covenants by which Executive is and will remain bound notwithstanding any breach by the Company, and shall survive the termination of this Agreement.
           IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first written above.

                                   IDAHO POWER COMPANY


                             By:_________________________________
                                Senior Vice President -
                                Administration


                                MARLENE WILLIAMS
                                _________________________________

                                Name:______________________________